UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2014

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2014, the Company’s stockholders elected Bruce B. Churchill and Sean O'Keefe as members of the Board. Mr. Churchill will serve on the Company's Audit Committee. Mr. O'Keefe will serve on the Company's Compensation Committee. Mr. Churchill and Mr. O'Keefe will participate in the Company’s compensation program for non-employee directors. In addition, they executed the Company’s standard form of non-employee director indemnification agreement. The form of the indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2010.

Effective August 13, 2014, Judith R. Haberkorn, Chong Sup Park and Lawrence A. Zimmerman retired from the Board.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors (“Board”) of Computer Sciences Corporation (“Company”) has approved an amendment to Section 1 of Article III of the Company’s Bylaws to decrease the authorized number of directors from nine to eight effective August 13, 2014. The text of Section 1 of Article III of the Company’s Bylaws, as amended reads as follows:

“The exact number of directors that shall constitute the authorized number of members of the Board shall be eight (8), all of whom shall be at least 18 years of age. The authorized number of directors may from time to time be increased to not more than fifteen (15) or decreased to not less than three (3) by resolution of the directors of the Corporation amending this Section of these Bylaws in compliance with Article VIII, Section 2 of these Bylaws. Except as provided in Section 2 of this Article III, each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.”

Item 5.07     Submission of Matters to a Vote of Security Holders.

On August 13, 2014, the following three items were voted on at the 2014 Annual Meeting, and the stockholder votes on each such matter, as certified by the Inspector of Election, are set forth below.

Item 1: The Board's nominees for directors, as listed in the Definitive Proxy Statement, were each elected to serve a one-year term. The votes were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
David J. Barram	119,156,924	2,222,252	1,290,206	5,711,350
Erik Brynjolfsson	119,529,045	1,978,889	1,161,448	5,711,350
Rodney F. Chase	115,741,152	5,272,323	1,655,907	5,711,350
Bruce B. Churchill	119,325,094	2,131,671	1,212,617	5,711,350
Nancy Killefer	119,537,384	2,001,072	1,130,926	5,711,350
J. Michael Lawrie	118,818,648	2,658,429	1,192,305	5,711,350
Brian P. MacDonald	119,570,170	1,940,580	1,158,632	5,711,350
Sean O’Keefe	119,534,221	1,977,534	1,157,627	5,711,350

Item 2: The Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
114,073,537	6,904,039	1,691,806	5,711,350

Item 3: The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was ratified, having received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,532,860	1,854,865	993,007	—

Each of the items considered at the 2014 Annual Meeting is described in further detail in the Definitive Proxy Statement. No item other than the three items addressed above and described in the Definitive Proxy Statement was submitted at the 2014 Annual Meeting for stockholder action.

Item 8.01 Other Events

On August 13, 2014, the Company’s Board of Directors declared a dividend of $0.23 per share for the quarter ended July 4, 2014, payable on October 7, 2014 to the holders of record of the Company’s common stock as of the close of business on September 3, 2014.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
3.2.1	Certificate of Amendment to Section 1 of Article III of the Bylaws
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: August 14, 2014	By:	/s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
3.2.1	Certificate of Amendment to Section 1 of Article III of the Bylaws
99.1	Press Release